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                                                                   EXHIBIT 99.4


                               DTI HOLDINGS, INC.


                  OFFER TO EXCHANGE ITS 12 1/2% SERIES B SENIOR
               DISCOUNT NOTES DUE 2008 FOR ALL OF ITS OUTSTANDING
                     12 1/2% SENIOR DISCOUNT NOTES DUE 2008


To Our Clients:


                  Enclosed for your consideration is a Prospectus, dated ________________, 1998 (the "Prospectus"), and the associated Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of DTI Holdings, Inc., a Missouri corporation (the "Company"), to exchange its 12 1/2% Series B Senior Discount Notes due 2008, which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"), for any and all of its outstanding 12 1/2% Senior Discount Notes due 2008 (the "Private Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Notes Registration Rights Agreement dated February 23, 1998, by and among the Company and the Initial Purchasers of the Private Notes referred to herein.

                  This material is being forwarded to you as the beneficial owner of the Private Notes carried by us in your account but not registered in your name. A TENDER OF SUCH PRIVATE NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

                  Accordingly, we request instructions as to whether you wish us to tender on your behalf the Private Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

                  Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Private Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________________, 1998, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). ANY PRIVATE NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.


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                   Your attention is directed to the following:


                   1. The Exchange Offer is for any and all Private Notes.


                   2. Any transfer taxes incident to the exchange of Private
                      Notes pursuant to the Exchange Offer will be paid by the Company.


                   3. The Exchange Offer expires at 5:00 p.m., New York City
                      time, on ______________, 1998, unless extended by the Company.


                   If you wish to have us tender your Private Notes, please so instruct us by completing, executing and returning to us the instruction form enclosed herein. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED BY YOU TO TENDER PRIVATE NOTES.




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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

                  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by DTI Holdings, Inc. with respect to its Private Notes.

                  This will instruct you to tender the Private Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

                  Please tender the Private Notes held by you for my/our account as indicated below:

12 1/2% Senior Discount Notes due 2008.........       Aggregate Principal Amount
                                                          of Private Notes

/ / Please do not tender any Private                           -----------------
    Notes held by you for my account.

Dated:  ____________, 1998                        ------------------------------
                                                              Signature (s)


                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                       Please print name(s) here


                                                  ------------------------------

                                                  ------------------------------
                                                                Address(es)

                                                  ------------------------------
                                                  Area Code and Telephone Number

                                                  ------------------------------
                                                          Tax Identification or
                                                          Social Security No.(s)

                  NONE OF THE PRIVATE NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE PRIVATE NOTES HELD BY US FOR YOUR ACCOUNT.

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